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                                                                     EXHIBIT 5.1

                        GREENBERG TRAURIG HOFFMAN LIPOFF
                              ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131

                                  July 6, 1998



Claire's Stores, Inc.
3 S.W. 129th Avenue
Pembroke Pines, Florida  33027

    Re:  Offering Of Shares Pursuant To Registration Statement On Form S-3
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Gentlemen:

         We have acted as counsel to Claire's Stores, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to an aggregate of 2,070,286 shares of the Company's common stock, par value $.05 per share, all of which are issued and outstanding (the "Shares").

         In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Restated Certificate of Incorporation, as amended, and Amended By-Laws of the Company as currently in effect, (b) the Registration Statement and exhibits thereto, (c) certain resolutions adopted by the Board of Directors of the Company, and (d) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

         Based on and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable.

         The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by any other jurisdiction.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                     Very truly yours,

                                     GREENBERG TRAURIG HOFFMAN
                                     LIPOFF ROSEN & QUENTEL, P.A.

                                     By: /s/ Harold E. Berritt
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                                         Harold E. Berritt